EXHIBIT 23.1


                         CONSENT OF SIDLEY AUSTIN LLP



          Sidley Austin LLP hereby consents to all references made to it in the Registration Statement on Form S-1 of ML JWH Strategic Allocation Fund L.P., as filed with the Securities and Exchange Commission on or about April 4, 2006.


Date: April 4, 2006

                                    Very truly yours,



                                    /s/ Sidley Austin LLP